UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 8, 2023
Digital Turbine, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 San Antonio Street, Suite 160, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Pursuant to a Class A1 Preferential Shares Investment Agreement, dated September 23, 2022, by and among Digital Turbine USA, Inc. (“Digital Turbine USA”), an indirect, wholly-owned subsidiary of Digital Turbine, Inc. (the “Company”), Aptoide, S.A. (“Aptoide”), and each of the shareholders of Aptoide party thereto (the “Original Investment Agreement”), we originally invested an aggregate of approximately $8,500,000 through three transactions during our fiscal year ended March 31, 2023 for 1,172,224 Class A1 Preferred Shares of Aptoide.

On November 10, 2023, pursuant to an Addendum to the Class A1 Preferential Shares Investment Agreement, dated November 8, 2023, by and among Digital Turbine USA, Aptoide, and each of the shareholders of Aptoide party thereto (the “Addendum”), we invested an additional €8,500,000, receiving an additional 985,507 Class A1 Preferred Shares of Aptoide, increasing our total holdings from 1,172,224 to 2,157,731 Class A1 Preferred Shares, representing an increase from 10.6% to 18.6% of Aptoide’s total issued and outstanding equity on a fully-diluted basis. In addition, the Addendum extended the term of our call option right to purchase Aptoide until November 15, 2024, and set the aggregate purchase price for such call option based upon an agreed approximate fair value as of the date of the Addendum. The Addendum gives Digital Turbine USA the right to purchase an additional 173,913 Class A1 Preferred Shares of Aptoide on or prior to November 15, 2024, at the same per share price. Aptoide will use the proceeds from the transaction for the development of its products and technology, hiring employees and marketing and promotions. Further, Aptoide will use up to €3,500,000 to repurchase Aptoide shares held by certain electing shareholders of Aptoide.

We received rights that are standard for a preferred investment of this nature, including a liquidation preference, conversion rights, anti-dilution protection, protective voting rights, redemption rights, preemptive rights, rights of first refusal, co-sale rights and information rights. In addition, we received the right to appoint one member and one observer to the Board of Directors of Aptoide. Bill Stone, our Chief Executive Officer, currently acts as our designee to the Board of Directors of Aptoide. In connection with the Original Investment Agreement, we entered into an ordinary course of business commercial license agreement with Aptoide for the development and maintenance of an app store.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 14, 2023	Digital Turbine, Inc.
	By:	/s/ James Barrett Garrison
James Barrett Garrison
Executive Vice President & Chief Financial Officer